Exhibit 24.1
REYNOLDS AMERICAN INC.
POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, in his or her capacity as a director or officer or both, of Reynolds American Inc. (the “Company”), does hereby designate, constitute and appoint McDara P. Folan, III, and Robert A. Emken, Jr., and each of them acting without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for and in his or her name, place and stead, with full power and authority to act in any and all capacities in connection with a registration statement on Form S-3 (the “Registration Statement”) relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale of an indeterminate principal amount or number of debt securities of the Company, and guarantees of such debt securities by certain subsidiaries of the Company, including, without limiting the generality of the foregoing, to execute the Registration Statement on his or her behalf as a director or officer of the Company, and any or all amendments or supplements thereto, including any or all post-effective amendments, whether on Form S-3 or otherwise, and any new registration statement related thereto, filed under Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, including this power of attorney, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done or incidental to the performance and execution of the powers herein expressly granted and that may be required to enable the Company to comply with the Securities Act or the Securities Exchange Act of 1934, as amended, and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that either said attorney-in-fact or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.
     IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney this 11th day of May, 2007.

/s/ Betsy S. Atkins	/s/ Antonio Monteiro de Castro

Betsy S. Atkins	Antonio Monteiro de Castro

/s/ John T. Chain, Jr.	/s/ H.G.L. (Hugo) Powell

John T. Chain, Jr.	H.G.L. (Hugo) Powell

/s/ Martin D. Feinstein	/s/ Joseph P. Viviano

Martin D. Feinstein	Joseph P. Viviano

/s/ Susan M. Ivey	/s/ Thomas C. Wajnert

Susan M. Ivey	Thomas C. Wajnert

/s/ Nana Mensah	/s/ Neil R. Withington

Nana Mensah	Neil R. Withington